UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2010

Home School Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	0-53133	26-1983716
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

258 North Brookdale Lane
Palatine, Illinois 60068

(Address of Principal Executive Offices including Zip Code)

(800) 760-7015

(Registrant’s Telephone Number, including Area Code)

2700 South River Road, Suite 106
Des Plaines, Illinois 60018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 12, 2010, Mr. Darren Joslin ("Director"), resigned his position as a Member of the Board of Directors of Home School Holdings, Inc. (the "Company") effective June 12, 2010 ("resignation"). The resignation was undertaken without prejudice on the part of the Director or the Company.

On June 14, 2010, Mr. Tony Langford, Chief Financial Officer, resigned his position with Home School Holdings, Inc. (the "Company") effective June 14, 2010. The resignation was undertaken without prejudice on the part of the Mr. Langford or the Company.

On June 17, 2010, Mr. Thomas Morrow ("Board Member and Officer"), resigned his position as the Company's Chief Executive Officer and Chairman of Home School Holdings, Inc. (the "Company") effective on that date ("resignation"). The resignation was undertaken without prejudice on the part of the Board Member and Officer or the Company. As a result of Mr. Morrow's resignation, the Company has no remaining officers and the Board of Directors now consists of two members, Mr. Kenneth Lydecker and Mr. David Nicholson, its temporary Chairman. The Company still meets the NASDAQ standard for Director Independence with two independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 17, 2010

Home School Holdings, Inc.

By:  /s/ David Nicholson
        David Nicholson
        Director